Exhibit 99.1

News from AEP

AEP Reports Second-Quarter 2026 Earnings, Raises Full-Year Guidance

•Raises full-year 2026 operating earnings guidance to $6.25 to $6.55 per share
•Supports affordability with up to $16 billion in expected cost offsets from load growth and $1.4 billion in expected customer savings from federal loan guarantees and grants
•Expands new load additions to 69 gigawatts (GW) through 2030
•Secures approximately 13 GW of gas-fired turbine capacity; additional 10 GW under evaluation to meet growing demand

COLUMBUS, Ohio, July 30, 2026 - American Electric Power (Nasdaq: AEP) today reported second-quarter 2026 GAAP earnings of $713 million or $1.31 per share, compared with GAAP earnings of $1,226 million or $2.29 per share in second-quarter 2025. Operating earnings for second-quarter 2026 were $742 million or $1.36 per share, compared with operating earnings of $766 million or $1.43 per share in second-quarter 2025. See the detailed GAAP to operating earnings reconciliation at the end of this press release.
AEP is raising its full-year 2026 operating earnings guidance to $6.25 to $6.55 per share from its previous guidance range of $6.15 to $6.45 per share to reflect strong performance through the first half of the year and expected results for the remainder of the year. The company also reaffirmed its annual operating earnings growth rate of 7% to 9% through 2030, with an expected operating earnings compound annual growth rate (CAGR) of greater than 9%, based on the 2025 guidance midpoint and supported by AEP’s five-year, $78 billion capital plan. Additionally, AEP has line of sight to incremental capital investments of more than $10 billion, including the fuel cell project in Wyoming, the Piketon transmission opportunity in Ohio, and incremental generation in AEP’s footprint.
“While I recognize our operating earnings are below last year at this stage due to the 2025 transmission minority interest sale and the timing of tax-related items, I am highly confident in our robust business performance – so much so that we are raising 2026 full-year guidance to $6.25 to $6.55 per share,” said Bill Fehrman, AEP chairman, president and chief executive officer.
Affordability and Regulatory Progress

Affordability remains central to AEP’s customer-focused growth strategy. As new large load customers come online, they can help spread the fixed costs across a broader customer base. AEP has identified up to $16 billion in expected cost offsets for residential customers in its vertically integrated utilities that are supported by fully executed take-or-pay electric service agreements.
As an additional affordability measure, AEP continues to utilize grants and low-cost loans from the U.S. Department of Energy (DOE) to drive customer savings. Most recently, AEP Texas secured a DOE loan for up to $3.3 billion to support nearly 100 transmission projects, which is expected to save customers $685 million in interest costs over the life of the loan.

With this financing, AEP has now secured approximately $5 billion in DOE loans across its portfolio, supporting nearly $1 billion in projected customer savings through lower interest costs. Combined with almost $400 million in awarded DOE grants, this DOE funding is expected to deliver nearly $1.4 billion in estimated customer benefits over the life of the loans and grants.
AEP’s operating companies continued to deliver productive regulatory outcomes during the second quarter. These included approval of a distribution base rate decrease for customers in Ohio, approval to add 1.3 GW of generation resources for Oklahoma customers, and completion of a $1.4 billion securitization that allowed Appalachian Power to file its lowest increase in a base rate request in Virginia in nearly 30 years. Virginia also approved a large load tariff in the second quarter, bringing the total number of AEP’s states with approved large load tariffs to five, with three additional state filings pending approval.
"As electricity demand accelerates, we have seen firsthand how growth can lower costs and improve affordability for existing customers. That is why we have led efforts to implement large load tariffs and structure contracts to ensure growth helps pay for growth,” said Fehrman. “By leveraging our industry-leading transmission network, securing the resources needed to support reliability and future demand, and working with our regulators and policymakers to drive down costs for customers, we expect to strengthen our communities and create long-term value for all of our stakeholders.”
Accelerating Demand Drives Infrastructure Investment

AEP continues to see robust customer demand across its system and is making investments that support reliability, affordability and long-term value for customers, communities and shareholders. The company added an incremental six GW of signed load agreements during the second quarter, primarily in Texas, bringing total contracted load growth through 2030 to 69 GW. The agreements include a diverse set of customers, including hyperscalers, data centers and industrials.
Generation Strategy Advances to Support Growing Customer Base

Significant new generation is required to meet customer energy needs, and AEP has been an early mover to secure the resources needed to serve growing demand reliably.
During the second quarter, AEP secured three additional GW of gas-fired turbine capacity, bringing its total secured capacity to approximately 13 GW for potential deployment through 2031. AEP is also evaluating opportunities to obtain up to 10 GW of additional turbine capacity through 2035. This proactive approach provides greater visibility and flexibility in AEP’s generation planning and reinforces its ability to serve accelerating load growth across the footprint.
“AEP is demonstrating the value of our scale, industry expertise and disciplined focus on execution to benefit our customers,” said Fehrman. “We are building partnerships and making strategic investments in generation and transmission that support reliability and affordability while helping customers and communities capture the benefits of generational energy demand growth.”

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter Ended June 30,			Year-to-Date Ended June 30,
	2025	2026	Variance	2025	2026	Variance
Revenue ($ in millions):	5,087	5,445	358	10,550	11,465	915
Earnings ($ in millions):
GAAP	1,226	713	(513)	2,026	1,587	(439)
Operating (non-GAAP)	766	742	(24)	1,589	1,633	44

EPS ($): (a)
GAAP	2.29	1.31	(0.98)	3.80	2.92	(0.88)
Operating (non-GAAP)	1.43	1.36	(0.07)	2.98	3.01	0.03

(a) EPS is calculated using the weighted average basic common shares outstanding of 534 million and 544 million for the quarters ended June 30, 2025 and 2026, respectively

SUMMARY OF RESULTS BY SEGMENT
$ in millions, unaudited

GAAP Earnings	2Q 25	2Q 26	Variance	YTD 25	YTD 26	Variance
Vertically Integrated Utilities (a)	433	284	(149)	757	746	(11)
Transmission & Distribution Utilities (b)	224	222	(2)	389	459	70
AEP Transmission Holdco (c)	578	225	(353)	813	434	(379)
Generation & Marketing (d)	62	97	35	164	172	8
All Other	(71)	(115)	(44)	(97)	(224)	(127)
Total GAAP Earnings	1,226	713	(513)	2,026	1,587	(439)

Operating Earnings (non-GAAP)	2Q 25	2Q 26	Variance	YTD 25	YTD 26	Variance
Vertically Integrated Utilities (a)	297	302	5	647	766	119
Transmission & Distribution Utilities (b)	224	239	15	416	476	60
AEP Transmission Holdco (c)	224	225	1	459	434	(25)
Generation & Marketing (d)	92	91	(1)	168	181	13
All Other	(71)	(115)	(44)	(101)	(224)	(123)
Total Operating Earnings (non-GAAP)	766	742	(24)	1,589	1,633	44

A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

(a)Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power
(b)Includes AEP Ohio and AEP Texas
(c)Includes transmission-only subsidiaries and transmission-only joint ventures
(d)Includes marketing, risk management and retail activities in ERCOT, MISO, PJM and SPP, and competitive generation in PJM

EARNINGS GUIDANCE
AEP management raised its 2026 operating earnings guidance range to $6.25 to $6.55 per share. Operating earnings, which could differ from earnings reported in accordance with GAAP, exclude certain gains and losses and other specified items that management believes are not indicative of AEP’s ongoing performance. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance at this time.

Reflecting certain items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $6.16 to $6.46 per share. See the table below for a full reconciliation of 2026 earnings guidance.

2026 EPS Guidance Reconciliation

Estimated GAAP EPS Guidance	$6.16	to	$6.46

Mark-to-Market Impact of Commodity Hedging Activities		0.03

Impact of WVPSC Order		(0.07)

Pirkey Plant Partial Disallowance		0.06

Unified Tracker Mechanism Partial Disallowance		0.04

Wholesale Customer Contract Agreements		0.04

Income Tax Effect of Adjustments		(0.01)

Operating EPS Guidance	$6.25	to	$6.55

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.

AEP reports its financial results in accordance with GAAP. AEP supplements its reporting of financial information with certain non-GAAP financial measures, such as operating earnings and operating earnings per share. The most comparable GAAP measure to operating earnings and operating earnings per share is GAAP earnings and GAAP earnings per share, respectively.

This information is intended to enhance an investor's overall understanding of period over period financial results and provide an indication of AEP's baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies' presentations. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures.

ABOUT AEP
American Electric Power (Nasdaq: AEP) is committed to improving our customers' lives with reliable, affordable power. We plan to invest $78 billion from 2026 through 2030 to enhance service for customers and support the growing energy needs of our communities. Our nearly 18,000 employees operate and maintain the nation's largest electric transmission system with 40,000 line miles, along with more than 252,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 33,000 megawatts of diverse owned and contracted generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.
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MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Andy Gurgol
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/391-6698

FORWARD-LOOKING INFORMATION
This report made by the Registrants contains forward-looking statements, and for the Registrants other than Parent, this report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document. Except to the extent required by applicable law, management undertakes no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP’s service territory; the economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy; inflationary or deflationary interest rate trends; new legislation or regulations adopted in the states in which we operate or federal legislation or regulations adopted that alters the regulatory framework or that prevents the timely recovery of costs and investments; volatility and instability in financial markets precipitated by disruptive events, including fiscal and monetary policy or uncertainty in the banking industry; particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material; changing demand for electricity, including large load contractual commitments; the risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of each Registrant’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of each Registrant; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, hurricanes, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and SNF; the availability of fuel and necessary generation capacity and the performance of generation plants; the ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to plan for, develop, construct, acquire, or integrate a broad range of generation and energy storage resources, as well as related transmission and distribution infrastructure, including obtaining necessary regulatory approvals, permits, and incentives for which the timing is dependent upon the priorities, requirements, processes and determinations of the local policy and regulatory authorities; complying with cost caps and other regulatory or contractual requirements; and recovering associated costs and earning an appropriate return while meeting reliability, affordability, environmental, and customer‑service obligations; the disruption of AEP’s business operations due to impacts of economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by natural disasters or other events; construction and development risks associated with the completion of the 2026-2030 capital investment plan, including shortages or delays in labor, materials, equipment or parts; the impact of prolonged or recurring U.S. federal government shutdowns on AEP’s operations, regulatory approvals and financial performance including potential volatility in the capital markets which may interrupt our access to capital; new legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, evolving environmental standards, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or PM and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets; the impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings; the risks before, during and after generation of electricity associated with the fuels used or the by-products and wastes of such fuels, including coal ash and SNF; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage and recover operation, maintenance and development project costs; prices and demand for power generated and sold in wholesale markets; changes in technology, including new, developing, alternative or distributed sources of generation and energy storage; the ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of AI by us, our customers and our third party vendors and evolving expectations related to sustainability; customer affordability considerations may impact regulatory recovery outcomes and future rate design; changes in utility regulation, policies, methodologies for evaluating and approving load interconnection, and the allocation of costs within RTOs including ERCOT, PJM and SPP and the impacts of potential market changes or our participation within those RTOs; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in ratings impacting the cost of debt; the impact of geopolitical developments on global energy markets, including volatility in fuel supply and pricing, power-generation economics and customer demand patterns; the impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; the ability to successfully defend against cybersecurity threats; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; the ability to attract and retain the requisite work force and key personnel, including senior management.

American Electric Power

Financial Results for the Second Quarter of 2026
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2026
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	284	222	225	97	(115)	713	$1.31

Adjustments to GAAP Earnings
Mark-to-Market Impact of Commodity Hedging Activities	(c)	—	—	—	(8)	—	(8)	(0.02)
Unified Tracker Mechanism Partial Disallowance	(d)	—	22	—	—	—	22	0.04
Wholesale Customer Contract Agreements	(e)	23	—	—	—	—	23	0.04
Income Tax Effect of Adjustments	(f)	(5)	(5)	—	2	—	(8)	(0.01)
Total Adjustments		18	17	—	(6)	—	29	$0.05

Operating Earnings (Loss) (non-GAAP)		302	239	225	91	(115)	742	$1.36

(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributable to common shareholders
(c)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(d)Represents the estimated impact of the probable, partial disallowance of costs included in AEP Texas’ Unified Tracker Mechanism filing
(e)Represents probable liability related to SWEPCo’s agreements with certain existing wholesale customers and current discussions with one remaining existing wholesale customer under generation supply contracts, which is expected to result in credits to these wholesale customers
(f)Tax effect is calculated using the statutory tax rate unless otherwise noted

Financial Results for the Second Quarter of 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	433	224	578	62	(71)	1,226	$2.29

Adjustments to GAAP Earnings	(c)
Mark-to-Market Impact of Commodity Hedging Activities	(d)	(10)	—	—	30	—	20	0.04
FERC NOLC Order	(e)	(126)	—	(354)	—	—	(480)	(0.90)
Total Adjustments		(136)	—	(354)	30	—	(460)	(0.86)

Operating Earnings (Loss) (non-GAAP)		297	224	224	92	(71)	766	$1.43

(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributable to common shareholders
(c)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(d)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(e)Represents the impact of the FERC NOLC Order for years 2021-2024

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2025	2026	Variance
	(in millions of KWh)
Vertically Integrated Utilities
Retail:
Residential	6,372	6,443	1.1%
Commercial	6,297	7,238	14.9%
Industrial	8,595	8,584	(0.1)%
Miscellaneous	569	567	(0.4)%
Total Retail	21,833	22,832	4.6%

Wholesale (a)	3,443	3,550	3.1%

Total KWhs	25,276	26,382	4.4%

Transmission & Distribution Utilities
Retail:
Residential	6,299	6,119	(2.9)%
Commercial	11,042	12,961	17.4%
Industrial	7,048	8,104	15.0%
Miscellaneous	172	171	(0.6)%
Total Retail (b)	24,561	27,355	11.4%

Wholesale (c)	464	256	(44.8)%

Total KWhs	25,025	27,611	10.3%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers
(c)Primarily Ohio’s contractually obligated purchases of OVEC power sold to PJM

American Electric Power

Financial Results for Year-to-Date 2026
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2026
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	746	459	434	172	(224)	1,587	$2.92

Adjustments to GAAP Earnings
Mark-to-Market Impact of Commodity Hedging Activities	(c)	7	—	—	11	—	18	0.03
Impact of WVPSC Order	(d)	(35)	—	—	—	—	(35)	(0.07)
Pirkey Plant Partial Disallowance	(e)	31	—	—	—	—	31	0.06
Unified Tracker Mechanism Partial Disallowance	(f)	—	22	—	—	—	22	0.04
Wholesale Customer Contract Agreements	(g)	23	—	—	—	—	23	0.04
Income Tax Effect of Adjustments	(h)	(6)	(5)	—	(2)	—	(13)	(0.01)
Total Adjustments		20	17	—	9	—	46	$0.09

Operating Earnings (Loss) (non-GAAP)		766	476	434	181	(224)	1,633	$3.01
(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributable to common shareholders
(c)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(d)Represents the impact of the WVPSC order related to the 2024 Modified Rate Base Cost surcharge update filing
(e)Represents the estimated impact of the probable, partial disallowance of the Pirkey Plant net book value in the 2025 Texas Base Rate Case
(f)Represents the estimated impact of the probable, partial disallowance of costs included in AEP Texas’ Unified Tracker Mechanism filing
(g)Represents probable liability related to SWEPCo’s agreements with certain existing wholesale customers and current discussions with one remaining existing wholesale customer under generation supply contracts, which is expected to result in credits to these wholesale customers
(h)Tax effect is calculated using the statutory tax rate unless otherwise noted

Financial Results for Year-to-Date 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	757	389	813	164	(97)	2,026	$3.80

Adjustments to GAAP Earnings	(c)
Mark-to-Market Impact of Commodity Hedging Activities	(d)	16	—	—	(10)	—	6	0.01
Sale of AEP Onsite Partners	(e)	—	—	—	14	(4)	10	0.02
Impact of Ohio Legislation	(f)	—	27	—	—	—	27	0.05
FERC NOLC Order	(g)	(126)	—	(354)	—	—	(480)	(0.90)
Total Adjustments		(110)	27	(354)	4	(4)	(437)	$(0.82)

Operating Earnings (Loss) (non-GAAP)		647	416	459	168	(101)	1,589	$2.98
(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributed to common shareholders
(c)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(d)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(e)Represents an adjustment to the estimated loss on the sale of AEP OnSite Partners as a result of the contractual working capital true-up
(f)Represents the reduction in regulatory assets for OVEC-related purchased power costs as a result of approved legislation in Ohio
(g)Represents the impact of the FERC NOLC Order for years 2021-2024

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2025	2026	Variance
	(in millions of KWh)
Vertically Integrated Utilities
Retail:
Residential	15,776	15,316	(2.9)%
Commercial	12,193	14,065	15.4%
Industrial	16,696	16,582	(0.7)%
Miscellaneous	1,102	1,101	(0.1)%
Total Retail	45,767	47,064	2.8%

Wholesale (a)	8,234	7,095	(13.8)%

Total KWhs	54,001	54,159	0.3%

Transmission & Distribution Utilities
Retail:
Residential	13,310	12,651	(5.0)%
Commercial	20,630	25,738	24.8%
Industrial	13,804	14,976	8.5%
Miscellaneous	344	337	(2.0)%
Total Retail (b)	48,088	53,702	11.7%

Wholesale (c)	1,131	899	(20.5)%

Total KWhs	49,219	54,601	10.9%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers
(c)Primarily Ohio's contractually obligated purchase of OVEC power sold to PJM